Exhibit 16.1

January 8, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K/A to be filed this week of Surna Inc. with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

Sincerely,

MaloneBailey, LLP

Houston, Texas

www.malone-bailey.com